UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-15495 (Commission File Number)	85-0302351 (IRS Employer Identification No.)
410 North 44th Street, Suite 700
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Form 8-K filed on May 11, 2007, only with respect to the information set forth below.
Item 2.02 Results of Operations and Financial Condition
     On May 10, 2007, Mesa Air Group, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of 2007. Earnings per share for the three and six months ended March 31, 2007 were reported as a $0.54 and $0.32 loss per share, respectively, on a diluted basis. However, due to a calculation error involving the inclusion of certain issued options and convertible debt whose effect on the calculation of diluted earnings per share was anti-dilutive, earnings per share for the three and six months ended March 31, 2007 were actually a $0.75 and $0.49 loss per share, respectively, on a diluted basis. For both the three and six months ended March 31, 2007, earnings per share on a diluted basis was the same as on a basic basis. The Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission on May 15, 2007, contained the corrected amounts.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: May 17, 2007	By:	/s/ GEORGE MURNANE III
		Name:	GEORGE MURNANE III
		Title:	Executive Vice President and CFO